Exhibit 4.1

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK FOR WHICH IT IS EXERCISABLE, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND NO TRANSFER OR ASSIGNMENT OF THIS WARRANT OR THE SHARES ISSUABLE UPON ITS EXERCISE MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR THE AVAILABILITY OF AN EXEMPTION IN FACT FROM THE REGISTRATION PROVISIONS OF SUCH ACT IN RESPECT OF SUCH TRANSFER OR ASSIGNMENT.

DATED: October 27, 2004

100,000 Shares

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

TO PURCHASE SHARES OF COMMON STOCK, $.05 PAR VALUE

Void After October 27, 2007

This is to certify that, for value received, Premier Holdings of Illinois, LLC is entitled upon the due exercise hereof at any time after one year commencing on October 27, 2004 and terminating at 5:00 p.m., Eastern Time, on October 27, 2007 (the “Termination Date”), to purchase 100,000 shares (subject to adjustment as provided herein) of the $.05 par value Common Stock of Transcend Services, Inc. at a price per share as specified in Section 2 of this Warrant and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions specified herein.

1.

Certain Definitions. Unless the context otherwise requires, the following terms as used in this Warrant shall have the following meanings:

(a)	Average Market Value. The average of the Closing Prices for the security in question for the five trading days immediately preceding the date of determination.

(b)	Closing Price. The last reported sale price per share of the Company’s Common Stock on the NASDAQ SmallCap Market System, or other primary market for the Company’s Common Stock, for such trading day. In the event that there shall not have been a sale on such exchange for such trading day, then the last reported sale price per share of the Company’s Common Stock on such exchange for the most recent previous day in which there was a reported sale.

(c)	Common Stock. The Company’s Common Stock, par value $0.05, any stock into which such stock shall have been changed or any stock resulting from reclassification of such stock.

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

(d)	Company. Transcend Services, Inc., a Delaware corporation, and its successors and assigns.

(e)	Exercise Price. The price specified in Section 2 hereof, as the same shall be adjusted from time to time pursuant to the provisions of this Warrant.

(f)	Holder or Warrant Holder. The undersigned.

2.

Exercise Price. Subject to the adjustments provided for elsewhere in this Warrant, the Exercise Price per share shall be $2.55 (two dollars and fifty-five cents).

3.

Exercise of Warrant. The Holder of this Warrant may, at any time on and after one year from the date hereof, but prior to the Termination Date (the “Exercise Date”), exercise this Warrant in whole at any time or in part from time to time for the number of shares which such Holder is then entitled to purchase hereunder.

The Holder may exercise this Warrant, in whole or in part, by delivering to the Company at its office maintained pursuant to Section 4 for such purpose (i) a written notice of such Holder’s election to exercise this Warrant, which notice shall specify the number of shares to be purchased, (ii) this Warrant, and (iii) a sum equal to the Exercise Price therefor in cash or by certified check or bank draft.

Such notice may be in the form of an election to subscribe attached hereto. Upon delivery thereof, the Company shall as promptly as practicable and in any event within ten (10) business days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully-paid, nonassessable and unregistered shares of Common Stock issuable upon such exercise.

The stock certificate or certificates for shares of Common Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder shall be deemed to have become a Holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new Warrant dated the date it is issued, evidencing the rights of such Holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such Holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such Holder.

The Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 3.

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

The Company shall not issue certificates for fractional shares of stock upon any exercise of this Warrant. Whenever, in order to implement the provisions of this Warrant, the issuance of fractional shares is required, the Company shall, in lieu of the issuance of a fractional share, pay to the Holder an amount in cash equal to the Average Market Value of such fractional share.

4.

Warrant Registration. The Company shall at all times while any portion of this Warrant remains outstanding and exercisable keep and maintain at its principal office a register in which the registration and exchange of this Warrant shall be provided for. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

5.

Transferability. This Warrant and all rights hereunder shall not be transferable by the Holder hereof. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

6.

Exchange. This Warrant is exchangeable, upon the surrender hereof by the Holder at the offices of the Company, for new warrants, in such denominations as Holder shall designate at the time of surrender for exchange; of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new warrants to represent the right to subscribe for and purchase not less than 10,000 shares of Common Stock (except to the extent necessary to round out the balance of the number of shares purchasable hereunder).

7.

Covenants of Issuer.

(a)	The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to execute and deliver this Agreement and to perform the terms hereof, including the issuance of shares of Common Stock issuable upon exercise of the Warrant. The Company has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the issuance of the shares of Common Stock issuable upon exercise of the Warrant. This Agreement has been duly authorized and executed and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

(b)	The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

8.

Adjustments to Exercise Price and Number of Shares Purchasable. The Exercise Price and number of shares of Common Stock purchasable pursuant to this Warrant shall be subject to adjustment from time to time as follows:

(a)	In case the Company shall at any time exchange as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of shares of Common Stock then outstanding into a different number of shares, with or without par value, then thereafter the number of shares of Common Stock which the Holder of this Warrant shall be entitled to purchase (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock of the Company by reason of such change, and the Exercise Price of the shares of such Common Stock after such change shall, in case of an increase in the number of shares of Common Stock, be proportionately reduced, and, in case of a decrease in the number of shares of Common Stock, be proportionately increased.

(b)	In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend as provided for in Section 8(a)), or in case of any consolidation of the Company with, or merger of the Company into, another corporation, or in case of any sale of all, or substantially all, of the property, assets, business and good will of the Company as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall provide that the Holder of this Warrant shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock which this Warrant entitles the Holder hereof to purchase immediately prior to such reclassification, change, consolidation, merger or sale. Any such successor corporation thereafter shall be deemed to be the Company for purposes of this Warrant.

9.

Holder’s Rights. Except as otherwise expressly agreed to herein, this Warrant shall not entitle the Holder to any rights of a stockholder of the Company.

10.

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

Notices. If there shall be any adjustment as provided above in Section 8, the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to the registered Holder of this Warrant at the address of such Holder shown on the books of the Company, which notice shall be accompanied by an explanation prepared by the Company setting forth in reasonable detail the basis for the Holder’s becoming entitled to purchase such shares and the number of shares which may be purchased and the Exercise Price thereof, or the facts requiring any such adjustment and the Exercise Price and number of shares purchasable after such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of this Warrant, as the case may be. At the request of Holder and upon surrender of this Warrant, the Company shall reissue this Warrant in a form conforming to such adjustments.

11.

Cash in Lieu of Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of this Warrant. If, by reason of any change made pursuant to Sections 8 hereof, the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest for an amount in cash equal to the Average Market Value of such fractional interest, determined as of the Exercise Date.

12.

Registration Rights.

(a)	As used in this Section 12, the following terms shall have the following respective meanings:

“Registrable Securities” shall mean the Issued Warrant Shares and shares issuable upon exercise of the Warrant(s), which have not been sold to the public.

“Issued Warrant Shares” shall mean the shares of Common Stock issued upon exercise of all or a portion of this Warrant.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with this Section 12 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees of the National Association of Securities Dealers, Inc. and accountants’ expenses, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions.

(b)	Restrictions on Transfer. The Holder represents to the Company that it is acquiring the Warrant(s) for its own investment account and without a view to the subsequent public

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

distribution of the Warrant(s) or Issued Warrant Shares otherwise than pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Each Warrant and each certificate for Issued Warrant Shares issued to the Holder which have not been sold to the public pursuant to an effective registration statement under the Securities Act or as to which the restrictions on transfer have not been removed as hereinafter provided, shall bear a restrictive legend reciting that the same have not been registered pursuant to the Securities Act and may not be transferred in the absence of an effective registration statement as to such Warrant(s) or shares or an exemption in fact from the registration requirements thereof. Simultaneously with any purchase of shares of Common Stock hereunder, the Holder will provide the Company upon request with a written representation that it or he is acquiring the shares of Common Stock for its or his own investment account and without a view to the subsequent public distribution of the shares of Common Stock otherwise than in compliance with the Securities Act. Prior to any proposed transfer of any Registrable Securities, except pursuant to an effective registration statement under the Securities Act, the Holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and shall be accompanied by an opinion of counsel experienced in federal securities laws matters and reasonably acceptable to the Company and its counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Holder shall be entitled to transfer such securities in accordance with the terms of its notice and such opinion. Restrictions imposed under this Section 12(b) upon the transferability of Registrable Securities shall cease when

(i)	a registration statement covering such Registrable Securities becomes effective under the Securities Act, or

(ii)	the Company receives from the Holder thereof an opinion of counsel experienced in federal securities laws matters, which counsel shall be reasonably acceptable to the Company, that such restrictions are no longer required in order to insure compliance with the Securities Act.

When such restrictions terminate, the Company shall, or shall instruct its transfer agent to, issue new securities in the name of the Holder not bearing the legends required by this Section 12(b).

(c)	Incidental Registration - Right to Include Registrable Securities. If, prior to the time that the Registrable Securities become eligible for resale pursuant to Rule 144 under the Securities Act, the Company proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to the Holder of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of such Holder delivered to the Company within ten (10) business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use its best efforts to

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder of Registrable Securities (hereinafter “Requesting Holder”), to the extent requisite to permit the disposition of the Registrable Securities in accordance with the intended methods thereof as specified by the holders of a majority of the Registrable Securities so to be registered, provided that:

(i)	if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Requesting Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in subdivision (d) of this Section 12);

(ii)	if (A) the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (B) the Company proposes that the securities to be registered in such underwritten offering will not include all of the Registrable Securities requested to be so included, and (C) the managing underwriter of such underwritten offering shall advise the Company that, in its judgment, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will adversely affect the distribution of such securities by such underwriters, then the distribution of all or a specified portion of such Registrable Securities shall be excluded from such distribution (in case of an exclusion of a portion of such Registrable Securities, such portion to be allocated among all such Holders in proportion to the respective numbers of shares of Registrable Securities owned by such Holders); and

(iii)	the Company shall not be obligated to effect any registration of Registrable Securities under this Section 12 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any non-equity securities not convertible into equity securities.

(d)	Expenses. Except as otherwise prohibited by applicable law, the Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 12.

13.

Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant shall become lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose upon the registered Holder thereof (as shown on the register of Warrants maintained by the Company), issue a new warrant of like denomination, tenor, and date as the warrant so lost, stolen, mutilated, or destroyed.

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

14.

Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of the shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

15.

Applicable Law. The validity, interpretation, and performance of this Warrant shall be governed by the laws of the State of Georgia.

16.

Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder hereof.

17.

Headings. Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

TRANSCEND SERVICES, INC.

STOCK PURCHASE WARRANT

DATED OCTOBER 27, 2004

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this 27th day of October 2004 by its duly authorized officers, each of which may be by facsimile.

TRANSCEND SERVICES, INC.

By:	/s/ Larry G. Gerdes
Larry G. Gerdes, Chief Executive Officer

ATTEST:

/s/ Joseph G. Bleser
Secretary

EXHIBIT A

[Subscription Form to Be Executed Upon Exercise of Warrant]

The undersigned, registered holder of the within Warrant, hereby (1) subscribes for              Shares which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full cash payment therefor called for by the within Warrant, and (3) directs that the shares issuable upon exercise of said Warrant be issued as follows:

(Name)

(Address)

Signature

Tax Identification Number

Dated

NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a bank, other than a savings bank or trust company, or by a firm having membership on a registered national securities exchange.